UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23, 2007

FIRST UNITED ETHANOL, LLC
 (Exact name of small business issuer as specified in its charter)

Georgia	333-130663	20-2497196
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 West Broad Street, Camilla, Georgia	31730
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (229) 522-2822

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

First United Ethanol, LLC (“FUEL”) entered into a Natural Gas Facilities Agreement (“Facilities Agreement”) with the City of Camilla, a municipal corporation of the State of Georgia (“City”), on January 23, 2007. City holds certain natural gas pipeline transportation rights with Southern Natural Gas Company (“Southern”) and City agrees to construct a new high pressure gas main (“Facilities”) from Southern’s pipeline to the FUEL’s ethanol manufacturing facility in Mitchell County, Georgia, including all necessary meters and regulators. City estimates the cost of the Facilities to be Two Million Eight Hundred and Eighteen Thousand ($2,818,000) Dollars. City intends to enter into a lease purchase arrangement with the Municipal Gas Authority (“MGAG”) to finance the estimated $2,818,000 cost of acquisition, construction and installation of the Facilities. FUEL has agreed to pay the City a facilities charge each month without regard to its level of gas consumption and without regard to FUEL’s continued operation or use of the ethanol plant. The facilities charge will be based upon the proceeds of the assignment by MGAG to a commercial bank of the right to receive payments under the Lease and will be determined upon the closing of the Lease. The parties intend that FUEL’s facilities charge will be equal to the rental payments due under the lease which are estimated to be $33,900 per month. FUEL agreed to pay the facilities charge commencing March 1, 2007 and continuing month to month thereafter for 120 months or until the closing of the lease at which time the facilities charge will be recalculated.

FUEL also entered into a Natural Gas Supply and Capacity Agreement (“Supply and Capacity Agreement”) with City, on January 26, 2007. Pursuant to the Supply and Capacity Agreement, FUEL shall purchase from City firm natural gas supplies in the amount of 10,595 MMBtu per day at the price specified in Exhibit A to the Supply and Capacity Agreement. FUEL shall purchase all of its natural gas requirements from City. The initial term of the Supply and Capacity Agreement, the Test Operating Period, shall commence on the date the City completes the installation of the necessary meter station equipment at FUEL’s facilities, but no later than March 1, 2008 and will continue until FUEL provides 45 days notice of its intent to begin the Commercial Operating Period. The Commercial Operating Period will commence on the first day of the month following the 45 day notice period, but no later than October 1, 2008, and will continue for a primary term of ten (10) years. The Agreement will continue thereafter year to year unless and until terminated by either party.

Exhibit No.	Description

99.1	Natural Gas Facilities Agreement dated January 23, 2007

99.2	Natural Gas Supply and Capacity Agreement dated January 26, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST UNITED ETHANOL, LLC

January 31, 2007	/s/ Anthony J. Flagg

Date	Anthony J. Flagg, Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Natural Gas Facilities Agreement dated January 23, 2007

99.2	Natural Gas Supply and Capacity Agreement dated January 26, 2007

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